UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 3, 2014 (October 28, 2014)
MEDIA GENERAL, INC.
(Exact name of registrant as specified in its charter)

Commonwealth of Virginia	1-6383	54-0850433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 E. Franklin St., Richmond, VA		23219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(804) 887-5000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 28, 2014, Media General, Inc. (“Company”) entered into an Amendment No. 2 to Credit Agreement (“Amendment No. 2”), with Royal Bank of Canada, as Administrative Agent, and the other lenders and parties thereto. Pursuant to Amendment No. 2, the Company’s existing revolving credit facility under its senior secured credit facility was amended to (i) extend the maturity date to 5 years (October 2019), (ii) reduce the interest rate (effective upon consummation of the business combination transaction with LIN Media LLC) to LIBOR + 2.50% and (iii) make other administrative and implementing changes to such revolving facility.

The description of Amendment No. 2 above does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 2 which is attached as Exhibit 10.1 to this Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above regarding Amendment No. 2 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description

10.1	Amendment No. 2 to Credit Agreement, dated as of October 28, 2014, among Media General, Inc., Royal Bank of Canada, as Administrative Agent, each Loan Party thereto and each Lender party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA GENERAL, INC.
(Registrant)

Date: November 3, 2014
/s/ James F. Woodward
Name: James F. Woodward
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2 to Credit Agreement, dated as of October 28, 2014, among Media General, Inc., Royal Bank of Canada, as Administrative Agent, each Loan Party thereto and each Lender party thereto.